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                                                                    EXHIBIT 23.4

                      CONSENT OF INDEPENDENT CONSULTANTS


As independent consultants, we hereby consent to the use of our reports and to the reference to this company under the caption titled "Prospectus Summary" in the Prospectus which is part of this registration statement.


                                                         COBA CONSULTING LIMITED

New York, New York, U.S.A.
October 28, 1998